Exhibit 10.3

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

EMPLOYEE MATTERS AGREEMENT

by and between

S&P GLOBAL INC.

and

MOBILITY GLOBAL INC.

Dated as of [●], 2026

TABLE OF CONTENTS

Page

Article 1
Definitions

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretive Provisions	7

Article 2
General Allocation of Liabilities; Indemnification

Section 2.01.	Allocation of Employee-Related Liabilities	8
Section 2.02.	Indemnification	9
Section 2.03.	No Duplicate Reimbursements	9

Article 3
Employees; Employee Agreements

Section 3.01.	Transfers of Employment	9
Section 3.02.	Transfer of Delayed Transfer SpinCo Employees	9
Section 3.03.	Employee Agreements	10
Section 3.04.	Assignment of Specified Rights	11
Section 3.05.	Sponsored SpinCo Employees	11
Section 3.06.	Termination-Related Liabilities	11

Article 4
Plans

Section 4.01.	General; Plan Participation	12
Section 4.02.	Service Credit	13
Section 4.03.	SpinCo EOR Plans	14

Article 5
Retirement Plans and Deferred Compensation Plans

Section 5.01.	401(k) Plan	14
Section 5.02.	Non-U.S. Defined Contribution Plans	16
Section 5.03.	Non-Qualified Deferred Compensation Plans	16
Section 5.04.	Indian Gratuity	16

Article 6
Health and Welfare Benefit Plans; Paid Time Off

Section 6.01.	Health and Welfare Benefit Plans	16
Section 6.02.	Health and Welfare Benefit Plan Claims	17
Section 6.03.	Flexible Spending Accounts	18

i

Section 6.04.	Workers’ Compensation Liabilities	18
Section 6.05.	Paid Time Off	18
Section 6.06.	COBRA	18

Article 7
Cash Incentive Compensation; Long-Term Cash Awards

Section 7.01.	Annual Cash Bonuses	19
Section 7.02.	Commission Plans	19
Section 7.03.	Long-Term Cash Awards	19
Section 7.04.	Other Bonus Arrangements	19

Article 8
Treatment of Outstanding Equity Incentive Awards

Section 8.01.	Restricted Stock Units	19
Section 8.02.	Performance Share Units	20
Section 8.03.	Deferred Stock Units	21
Section 8.04.	Stock Options	21
Section 8.05.	Miscellaneous Terms and Actions; Tax Reporting and Withholding	21

Article 9
Personnel Records; Payroll and Tax Withholding

Section 9.01.	Personnel Records	24
Section 9.02.	Payroll; Tax Reporting and Withholding	24

Article 10
Non-U.S. Employees and Employee Plans

Section 10.01.	Special Provisions for Employees and Employee Plans Outside of the United States	25

Article 11
Delayed Transfer SpinCo Employees

Section 11.01.	General Principles	25
Section 11.02.	401(k)Plan	26
Section 11.03.	Health and Welfare Benefit Plans	26

Article 12
Restrictive Covenants

Section 12.01.	Non-Solicitation of Employees; Cooperation	27

ii

SCHEDULES

Schedule I	Benefits Commencement Date by Jurisdiction
Schedule II	Employee Transfer Mechanics by Jurisdiction
Schedule III	SpinCo Plans
Schedule IV	SpinCo Employee Individual Bonus Arrangements
Schedule V	Treatment of SpinCo Employee Paid Time Off

iii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of [●], 2026 (as the same may be amended from time to time in accordance with its terms and together with the schedules and exhibits hereto, this “Agreement”) between S&P Global Inc., a New York corporation (“SPGI”), and Mobility Global Inc., a Delaware corporation (“SpinCo”) (each, a “Party” and together, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of SPGI (the “SPGI Board”) has determined that it is in the best interests of SPGI and its shareholders to separate the SpinCo Business from the SPGI Business;

WHEREAS, SPGI and SpinCo have entered into a Separation and Distribution Agreement, dated as of [●], 2026 (the “Separation Agreement”), pursuant to which the Contribution, the Distribution and other related transactions contemplated thereby will be consummated;

WHEREAS, SpinCo is a wholly owned Subsidiary of SPGI that has been incorporated for the sole purpose of, and has not engaged in activities except in preparation for, the separation of the SpinCo Business from the SPGI Business, the Contribution, the Distribution and other transactions contemplated by this Agreement, the Separation Agreement and the other Ancillary Agreements;

WHEREAS, the Parties desire to set forth their agreement regarding the allocation between them of assets, Liabilities and responsibilities with respect to certain employee matters, including employee compensation and benefit plans and programs; and

WHEREAS, the Parties have agreed that, except as otherwise expressly provided herein, the general approach and philosophy underlying this Agreement is to (a) allocate assets, Liabilities and responsibilities to the SpinCo Group (as opposed to the SPGI Group) to the extent they relate to current, former or future employees, directors and other service providers primarily related to the SpinCo Business and (b) allocate assets, Liabilities and responsibilities (other than those described in clause (a) above) to the SPGI Group (as opposed to the SpinCo Group).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

Article 1
Definitions

Section 1.01.         Definitions.

(a)            For purposes of this Agreement, the following terms shall have the following meanings:

“Applicable Privacy Law” means all Applicable Law relating to data privacy, data protection, cybersecurity and/or the processing of Personal Information, including the California Consumer Privacy Act of 2018, the EU 2016/679 General Data Protection Regulation and the equivalent thereof under the laws of the United Kingdom.

“Applicable Privacy Requirements” means all (i) Applicable Privacy Laws and (ii) internal and external policies and procedures, binding industry standards and restrictions and requirements contained in any applicable binding contract, in each case, under this clause (ii), relating to data privacy, data protection, cybersecurity and/or the processing of Personal Information, including, for the avoidance of doubt, the Data Sharing Agreement.

“Benefits Commencement Date” means the relevant date set forth by jurisdiction on Schedule I, or such other date as mutually agreed between the Parties.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

“Covered SPGI Service Provider” means any SPGI Employee or SPGI Director.

“Covered SpinCo Service Provider” means any SpinCo Employee or a member of the SpinCo Board.

“Data Sharing Agreement” means the Data Sharing Agreement dated as of [●], 2026, by and between SPGI, SpinCo and certain other parties, as may be amended from time to time in accordance with its terms, together with all appendices thereto.

“Delayed Transfer Date” means, with respect to any Delayed Transfer SpinCo Employee, the applicable date he or she commences employment with a member of the SpinCo Group.

“Delayed Transfer SpinCo Employee” means each (i) Sponsored SpinCo Employee whose employment terminates from a member of the SPGI Group and who transfers to, and commences employment with, a member of the SpinCo Group following the Employment Transfer Date in accordance with the terms of this Agreement, (ii) with the exception of SpinCo Employees who are automatically transferred pursuant to the applicable Transfer Regulations, each SpinCo Inactive Employee who is on long-term disability or other approved leave as of the Employment Transfer Date and returns to active service with a member of the SpinCo Group following the Employment Transfer Date in accordance with the terms of this Agreement and (iii) other SpinCo Employee who, upon mutual agreement of the Parties, terminates from a member of the SPGI Group and who transfers to, and commences employment with, a member of the SpinCo Group following the Employment Transfer Date (whether in connection with any other Ancillary Agreement or otherwise). For the avoidance of doubt, (i) a New SpinCo Employee shall not constitute a Delayed Transfer SpinCo Employee and (ii) a SpinCo Employee who is on short-term disability shall not constitute a Delayed Transfer SpinCo Employee.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, deferred compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.

“Employment Transfer Date” means the relevant date set forth by jurisdiction on Schedule II, or such other date as mutually agreed between the Parties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Former SPGI Employee” means each individual who, as of the Employment Transfer Date, is a former employee of any member of the SPGI Group or SpinCo Group (other than any SpinCo Employee or Former SpinCo Employee). For the avoidance of doubt, a Delayed Transfer SpinCo Employee shall not constitute a Former SPGI Employee.

“Former SpinCo Employee” means each individual who, as of the Employment Transfer Date, is a former employee who was last actively employed by any member of the SPGI Group or the SpinCo Group in a role that was primarily dedicated to the SpinCo Business. For the avoidance of doubt, a Delayed Transfer SpinCo Employee shall not constitute a Former SpinCo Employee.

“Individual Retirement Account” has the meaning set forth in Section 408 of the Code.

“New SpinCo Employee” means any employee externally hired by any member of the SpinCo Group with such employee’s first day of employment on or after the Employment Transfer Date.

“Non-U.S. SPGI Defined Contribution Plan” means any SPGI Plan that is a defined contribution plan that provides benefits on retirement and such other benefits as are provided for under the plan, to Non-U.S. SPGI Participants.

“Non-U.S. SPGI Participant” means any SPGI Participant who is not a U.S. SPGI Participant.

“Non-U.S. SpinCo Defined Contribution Plan” means any SpinCo Plan that is a defined contribution plan that provides benefits on retirement and such other benefits as are provided for under the plan to Non-U.S. SpinCo Participants.

“Non-U.S. SpinCo Participant” means any SpinCo Participant who is not a U.S. SpinCo Participant.

“Restricted Period” means the period beginning on the Distribution Date and ending on the [●]-month anniversary of the Distribution Date.

“Section 409A” means Section 409A of the Code and all regulations and guidance thereunder.

“SPGI 401(k) Plan” means the 401(k) Savings and Profit Sharing Plan for S&P Global Inc. and Its Subsidiaries and any related trust intended to be exempt under Section 501(a) of the Code.

“SPGI Awards” means, collectively, the SPGI Options, the SPGI RSUs, the SPGI PSUs and the SPGI DSUs.

“SPGI Bonus Plan” means any Employee Plan that is a cash bonus or cash incentive plan that is sponsored or maintained by any member of the SPGI Group.

“SPGI Compensation Committee” means the Compensation and Leadership Development Committee of the SPGI Board.

“SPGI Common Stock” means the common stock, par value $1.00 per share, of SPGI.

“SPGI Concentration Ratio” means the quotient obtained by dividing (i) the SPGI Pre-Distribution Share Value by (ii) the SPGI Post-Distribution Share Value.

“SPGI Director” means a member of the SPGI Board.

“SPGI DSU” means each award of deferred stock units with respect to SPGI Common Stock granted under the S&P Global Inc. Director Deferred Stock Ownership Plan, as Amended and Restated effective May 1, 2024, and as may be amended from time to time.

“SPGI Employee” means each employee of a member of the SPGI Group or the SpinCo Group who, as of the Employment Transfer Date, is not a SpinCo Employee.

“SPGI Equity Plans” means, collectively, (i) the S&P Global Inc. 2002 Stock Incentive Plan (previously the McGraw Hill Financial, Inc. 2002 Stock Incentive Plan prior to the Company’s name change on April 27, 2016), as amended and restated effective as of January 1, 2016, (ii) the S&P Global Inc. 2019 Stock Incentive Plan and (iii) the S&P Global Inc. Director Deferred Stock Ownership Plan, as Amended and Restated effective May 1, 2024, in each case, as may be amended from time to time.

“SPGI FSA” means any SPGI Plan that is a flexible spending account for health and dependent care expenses under Sections 125 and 129 of the Code.

“SPGI H&W Plan” means any SPGI Plan that is (i) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (ii) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States.

“SPGI Option” means each option to acquire SPGI Common Stock granted under the SPGI Equity Plan(s).

“SPGI Participant” means any individual who, as of the Employment Transfer Date, is an SPGI Employee and any beneficiary, dependent or alternate payee of such individual, as the context requires.

“SPGI Plan” means any Employee Plan (other than a SpinCo Plan) sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by a member of the SPGI Group or the SpinCo Group.

“SPGI Post-Distribution Share Value” means [●].

“SPGI Pre-Distribution Share Value” means [●].

“SPGI PSU” means each award of performance share units with respect to SPGI Common Stock granted under the SPGI Equity Plan(s).

“SPGI RSU” means each award of restricted stock units with respect to SPGI Common Stock granted under the SPGI Equity Plan(s).

“SPGI Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property Rights pursuant to any Employee Plan covering or with any SpinCo Employee, Former SpinCo Employee, SPGI Employee or Former SPGI Employee and to which any member of the SpinCo Group or SPGI Group is a party (other than SpinCo Specified Rights).

“SpinCo 401(k) Plan” means any SpinCo Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and any related trust intended to be exempt under Section 501(a) of the Code, as may be amended from time to time.

“SpinCo Board” means the Board of Directors of SpinCo following the Distribution.

“SpinCo Common Stock” means the common stock, par value $[●] per share, of SpinCo.

“SpinCo Concentration Ratio” means the quotient obtained by dividing (i) the SPGI Pre-Distribution Share Value by (ii) the SpinCo Post-Distribution Share Value.

“SpinCo Employee” means (i) as of the Employment Transfer Date, each individual who is (A) actively employed primarily with respect to the SpinCo Business by any member of the SPGI Group or the SpinCo Group or (B) a SpinCo Inactive Employee, (ii) as of the applicable Delayed Transfer Date, each individual who is a Delayed Transfer SpinCo Employee and (iii) each other individual who is designated as a SpinCo Employee based on mutual agreement by the Parties.

“SpinCo EOR” means a third party engaged by a member of the SpinCo Group as an employer of record.

“SpinCo Garden Leave Employee” means each SpinCo Employee who has not been terminated but is on, or has been notified in writing that such employee is being placed on, “garden leave” or any similar arrangement as of the Employment Transfer Date.

“SpinCo H&W Plan” means any SpinCo Plan that is (i) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (ii) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States, as may be amended from time to time.

“SpinCo Inactive Employee” means each SpinCo Employee who, as of the Employment Transfer Date, (i) is employed primarily with respect to the SpinCo Business by any member of the SPGI Group or the SpinCo Group and (ii) is on a leave of absence protected under the Family Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act or other Applicable Law and/or receiving long-term disability or other leave benefits under an SPGI H&W Plan. For the avoidance of doubt, any SpinCo Garden Leave Employee shall not be considered a SpinCo Inactive Employee (or, therefore, a SpinCo Employee).

“SpinCo Participant” means any individual who is a SpinCo Employee and any beneficiary, dependent or alternate payee of such individual, as the context requires.

“SpinCo Plan” means any Employee Plan (i) that is or was exclusively sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by any member of the SpinCo Group, whether before, as of or after the Distribution Date, (ii) that is exclusively for the benefit of SpinCo Employees or Former SpinCo Employees, (iii) for which Liabilities transfer to any member of the SpinCo Group under this Agreement or pursuant to Applicable Law as a result of the Contribution, the Distribution or any other transactions contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement, in each case as may be amended from time to time or (iv) that is set forth on Schedule III.

“SpinCo Post-Distribution Share Value” means [●].

“SpinCo Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property Rights, applicable or related, in whole or in part, to the SpinCo Business pursuant to any Employee Plan covering or with any SpinCo Employee or Former SpinCo Employee and to which any member of the SpinCo Group or SPGI Group is a party; provided that, with respect to any Intellectual Property Rights existing, conceived, created, developed or reduced to practice prior to the Employment Transfer Date, the foregoing rights to enjoy, benefit from or enforce any restrictive covenants related to Intellectual Property Rights is limited to those restrictive covenants related to Intellectual Property Rights included in the SpinCo Assets.

“Sponsored SpinCo Employee” means any SpinCo Employee working on a visa or work permit sponsored by a member of the SPGI Group as of the Distribution Date.

“Transfer Regulations” means the Acquired Rights Directive 2001/23 EC of the European Council dated 12 March 2001 and such applicable Law, agreement or other measure in each Directive Country that implements or extends the Directive which shall for the purpose of this Agreement include the Transfer of Undertakings (Protection of Employment) Regulations 2006 and any other legislation under the Applicable Laws of any jurisdiction having the effect of automatically transferring employees’ employment on the transfer of a business or undertaking.

“U.S. SPGI Participant” means any SPGI Participant who is employed (or, in the case of former employees, was last actively employed) in the United States (which, for the avoidance of doubt, shall not include Puerto Rico for these purposes).

“U.S. SpinCo Participant” means any SpinCo Participant who is employed (or, in the case of former employees, was last actively employed) in the United States (which, for the avoidance of doubt, shall not include Puerto Rico for these purposes).

(b)            All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(c)            Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
401(k) Supplement	5.03
Adjusted SPGI Awards	8.04
Adjusted SPGI DSUs	8.03
Adjusted SPGI Options	8.04
Adjusted SPGI PSUs	8.02(a)(ii)
Adjusted SPGI RSUs	8.01(a)(ii)
Agreement	Preamble
Parties	Preamble
Party	Preamble
Personnel Records	9.01
Separation Agreement	Recitals
SPGI	Preamble
SPGI Board	Recitals
SPGI Change in Control	8.05(c)
SPGI PSU Adjustment Formula	8.02(a)(ii)
SPGI Retained Employee Liabilities	2.01(a)
SPGI RSU Adjustment Formula	8.01(a)(ii)
SpinCo	Preamble
SpinCo 401(k) Supplement	5.03
SpinCo Assumed Employee Liabilities	2.01(b)
SpinCo Change in Control	8.05(c)
SpinCo Employee Garnishment Orders	9.02(c)
SpinCo EOR	3.01(a)
SpinCo Equity Plan	8.05(a)
SpinCo RSUs	8.01(a)(i)
Vendor Contract	13.03

Section 1.02.        Other Definitional and Interpretive Provisions. In this Agreement, unless the context clearly indicates otherwise:

(a)            words used in the singular include the plural and words used in the plural include the singular;

(b)            references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(c)            except as otherwise clearly indicated, reference to any gender includes the other gender;

(d)            the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e)            reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(f)            the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)            reference to any Contract or other document means such Contract or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)            reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(i)             relative to the determination of any period of time, “from” means “from and including,” “to” means “to and including” and “through” means “through and including”;

(j)             the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(k)            unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States;

(l)             any capitalized term used in an Exhibit or Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement; and

(m)            the word “or” means “and/or” unless the context requires otherwise.

Article 2
General Allocation of Liabilities; Indemnification

Section 2.01.         Allocation of Employee-Related Liabilities.

(a)            Subject to the terms and conditions of this Agreement and except as otherwise expressly provided in this Agreement or as mutually agreed by the Parties, effective as of no later than the Distribution Date (or, if earlier, the Employment Transfer Date), SPGI shall, or shall cause the applicable member of the SPGI Group to assume and retain, and no member of the SpinCo Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any SPGI Participant or Former SPGI Employee (including any beneficiary, dependent or alternate payee of such individual) or any SPGI Plan, in each case, other than any SpinCo Assumed Employee Liabilities (as defined below), (A) whether arising before, on or after the Distribution Date, (B) whether based on facts occurring before, on or after the Distribution Date and (C) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the SPGI Group pursuant to this Agreement (collectively, “SPGI Retained Employee Liabilities”). For the avoidance of doubt, all SPGI Retained Employee Liabilities are SPGI Liabilities for purposes of the Separation Agreement.

(b)            Subject to the terms and conditions of this Agreement and except as otherwise expressly provided in this Agreement, effective as of no later than the Distribution Date (or, if earlier, the Employment Transfer Date), SpinCo shall, or shall cause the applicable member of the SpinCo Group to, assume, and no member of the SPGI Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any SpinCo Participant or Former SpinCo Employee (including any beneficiary, dependent or alternate payee of such individual) or any SpinCo Plan, in each case, (A) whether arising before, on or after the Distribution Date, (B) whether based on facts occurring before, on or after the Distribution Date and (C) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the SpinCo Group pursuant to this Agreement (collectively, “SpinCo Assumed Employee Liabilities”). For the avoidance of doubt, all SpinCo Assumed Employee Liabilities are SpinCo Liabilities for purposes of the Separation Agreement.

Section 2.02.         Indemnification. For the avoidance of doubt, the provisions of Article 5 of the Separation Agreement shall apply to and govern the indemnification rights and obligations of the Parties with respect to the matters addressed by this Agreement.

Section 2.03.         No Duplicate Reimbursements. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any other Ancillary Agreement, neither Party shall be required to reimburse the other Party for any amounts under this Agreement if and to the extent that such Party (or an applicable member of its Group) has otherwise previously reimbursed the other Party (or an applicable member of its Group) for such amounts pursuant to the Separation Agreement or any other Ancillary Agreement.

Article 3
Employees; Employee Agreements

Section 3.01.         Transfers of Employment.

(a)            Other than with respect to Delayed Transfer SpinCo Employees, effective as of the Employment Transfer Date and subject to Applicable Law, (i) the employment of each SpinCo Employee, to the extent employed at such time, will be transferred to or continued by, as applicable, in accordance with the applicable transfer mechanics set forth on Schedule II, (A) a member of the SpinCo Group or (B) solely with respect to SpinCo Employees in jurisdictions identified on Schedule II as employer of record jurisdictions, a SpinCo EOR and (ii) except as otherwise provided in Schedule II, the employment of each SPGI Employee and each SpinCo Garden Leave Employee, to the extent employed at such time, will be transferred to or continued by, as applicable, a member of the SPGI Group. Before the Employment Transfer Date, the Parties shall mutually cooperate in good faith and use their reasonable best efforts to cause all such transfers of employment contemplated by this Section 3.01(a) to occur no later than the Employment Transfer Date.

(b)            To the extent required, each of the Parties hereto agrees to execute, and to use their reasonable best efforts to have the applicable employees execute, any such documentation or consents as may be necessary or desirable to reflect or effectuate any such assignments or transfers contemplated by this Section 3.01.

Section 3.02.         Transfer of Delayed Transfer SpinCo Employees.

(a)            Effective as of the applicable Delayed Transfer Date, the employment of each applicable Delayed Transfer SpinCo Employee, to the extent employed by a member of the SPGI Group at such time, shall be transferred to a member of the SpinCo Group or a SpinCo EOR. The Parties shall mutually cooperate in good faith and use their reasonable best efforts to cause all such transfers of employment contemplated by this Section 3.02(a) to occur in the manner contemplated by this Agreement or any other applicable Ancillary Agreement, including, to the extent (i) required by Applicable Law, (ii) required by any applicable Ancillary Agreement or (iii) otherwise determined by the Parties to be necessary or appropriate, by having the applicable Party (or an applicable member of its Group) make an offer of employment to such Delayed Transfer SpinCo Employee on terms and conditions of employment consistent with this Agreement.

(b)            Notwithstanding anything to the contrary herein, the provisions of Article 11 shall apply to and govern the rights and obligations of the Parties with respect to Delayed Transfer SpinCo Employees.

(c)            Notwithstanding anything to the contrary herein, the SpinCo Group shall have no obligation to assume the employment of (and the SPGI Group shall retain all Liabilities with respect to) any Delayed Transfer SpinCo Employee who returns to active employment more than [●] year (or such later outside date as required by Applicable Law) after the Distribution Date.

Section 3.03.         Employee Agreements.

(a)            With respect to any employment, retention, severance, restrictive covenant, invention assignment or similar agreements with SpinCo Employees to which a member of the SpinCo Group is not a party and which do not otherwise transfer to a SpinCo Group member by operation of Applicable Law (including without limitation those agreements set forth on Schedule IV hereto), (i) the Parties shall use reasonable best efforts to assign, effective no later than the Employment Transfer Date, the applicable employment, retention, severance, restrictive covenant, invention assignment or similar agreement, as applicable, to a member of the SpinCo Group in the applicable jurisdiction, and SpinCo shall, or shall cause a member of the SpinCo Group or a SpinCo EOR, as applicable to, assume and perform such agreements in accordance with their terms, in each case as if originally entered into by such applicable member of the SpinCo Group, and (ii) the SPGI Group shall cease to have any Liabilities or responsibilities with respect thereto. For the avoidance of doubt, to the extent any such agreements provide for any transfers or assignments of any Intellectual Property Rights, SpinCo (on behalf of itself and each applicable member of the SpinCo Group) hereby waives any right, title and interest in, to and under any such Intellectual Property Rights to the extent ownership thereof is allocated to the SPGI Group pursuant to the Separation Agreement.

(b)            With respect to any employment, retention, severance, restrictive covenant, invention assignment or similar agreements with SPGI Employees to which a member of the SPGI Group is not a party and which do not otherwise transfer to a SPGI Group member by operation of Applicable Law, (i) the Parties shall use reasonable best efforts to assign, effective no later than the Distribution Date, the applicable employment, retention, severance, restrictive covenant, invention assignment or similar agreement, as applicable, to a member of the SPGI Group in the applicable jurisdiction, and SPGI shall, or shall cause a member of the SPGI Group to assume and perform such agreements in accordance with their terms, in each case as if originally entered into by such applicable member of the SPGI Group, and (ii) the SpinCo Group shall cease to have any Liabilities or responsibilities with respect thereto. For the avoidance of doubt, to the extent any such agreements provide for any transfers or assignments of any Intellectual Property Rights, SPGI (on behalf of itself and each applicable member of the SPGI Group) hereby waives any right, title and interest in, to and under any such Intellectual Property Rights to the extent ownership thereof is allocated to the SpinCo Group pursuant to the Separation Agreement.

(c)            From and after the Employment Transfer Date, each of the Parties hereby agrees to comply with and honor any employment, retention or severance agreement between any member of the SpinCo Group or the SPGI Group, as the case may be, on the one hand, and any SpinCo Employee or SPGI Employee, respectively, on the other hand, and assumes responsibility for and, to the extent applicable, SPGI or the relevant member of the SPGI Group and SpinCo or the relevant member of the SpinCo Group, respectively, shall cease to be responsible for or to otherwise have any Liability in respect of, such agreements.

Section 3.04.         Assignment of Specified Rights. To the extent permitted by Applicable Law and the applicable agreement, if any, effective as of no later than the Distribution Date (or, if earlier, the Employment Transfer Date), (i) SPGI hereby assigns, to the maximum extent possible, on behalf of itself and the SPGI Group, the SpinCo Specified Rights, to SpinCo (and SpinCo shall be a third-party beneficiary with respect thereto) and (ii) SpinCo hereby assigns, to the maximum extent possible, on behalf of itself and the SpinCo Group, the SPGI Specified Rights to SPGI (and SPGI shall be a third-party beneficiary with respect thereto).

Section 3.05.         Sponsored SpinCo Employees. The Parties shall, and shall cause the members of their respective Group to, cooperate in good faith with each other with respect to the process of obtaining work authorization for each Sponsored SpinCo Employee to work with SpinCo or a SpinCo Group member. The applicable member of the SpinCo Group shall be solely responsible for petitioning the applicable Governmental Authorities for the transfer of each Sponsored SpinCo Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit to, or the grant of a new visa or work permit by, any SpinCo Group member. The applicable member of the SPGI Group shall cooperate in good faith by providing the applicable member of the SpinCo Group with all reasonably necessary information and documentation in its possession to support such petitions. Each Party shall be responsible for any costs or expenses incurred by any member of its respective Group in connection with the foregoing. In the event that it is not legally permissible for a Sponsored SpinCo Employee to continue work with the SpinCo Group from and after the Employment Transfer Date, the Parties shall cooperate in good faith to identify and agree upon any Sponsored SpinCo Employee who is deemed to be critical to the operations of the SpinCo Business and SPGI shall reasonably cooperate with SpinCo for such Sponsored SpinCo Employee to continue to be employed by a SPGI Group member and to provide for the services of such Sponsored SpinCo Employee to be made available exclusively to the SpinCo Group under an employee secondment or services arrangement, with any costs incurred by the SPGI Group (including those relating to compensation and benefits in respect of such Sponsored SpinCo Employee) constituting SpinCo Assumed Employee Liabilities.

Section 3.06.         Termination-Related Liabilities.

(a)            Except as expressly contemplated by this Agreement, neither the Contribution, the Distribution nor any assignment, transfer or continuation of the employment or service of any employees or directors as contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement shall be deemed a termination of employment or service of any SPGI Participant or SpinCo Participant for purposes of this Agreement or any SPGI Award, SpinCo RSU, SPGI Bonus Plan, SPGI Plan, SpinCo Plan, SPGI Equity Plan, SpinCo Equity Plan or any other employment, severance, retention, consulting or similar agreements, plans, policies or arrangements. Each of the Parties shall cooperate in good faith and use reasonable best efforts to avoid and mitigate, to the maximum extent practicable, the incurrence of any severance or other termination-related obligations (including by the provision of all appropriate notices, assurances and offers of employment and the assignment and assumption of obligations or undertakings with respect to employment, compensation, benefits, protections or other obligations) imposed upon either of the Parties by operation of Applicable Law in connection with the Contribution, the Distribution and any assignment, transfer or continuation of employment or service of any employees or directors contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement; provided that, for the avoidance of doubt, to the extent that any severance or other termination-related obligations are incurred by either of the Parties in connection with the Contribution, the Distribution or any assignment, transfer or continuation of employment or service of any employees or directors contemplated by this Agreement, the allocation of such liabilities shall be governed by Section 3.06(b).

(b)            Notwithstanding anything to the contrary in Section 2.01 and without limiting the generality of Section 3.06(a):

(i)            in the event that any severance or other termination-related payments become payable in connection with the transfer of employment of any SpinCo Employee to the SpinCo Group (including, for the avoidance of doubt, any such payments arising as a result of any SpinCo Employee’s refusal to commence employment with the SpinCo Group or a SpinCo EOR), [●] shall be solely responsible for all such severance and termination-related payments and such amounts shall constitute SpinCo Assumed Employee Liabilities; and

(ii)            in the event that any severance or other termination-related payments become payable in connection with the transfer of the employment of a SPGI Employee to the SPGI Group (including, for the avoidance of doubt, any such payments arising as a result of any SPGI Employee’s refusal to commence employment with the SPGI Group), [●] shall be solely responsible for all such severance and termination-related payments and such amounts shall constitute SPGI Retained Employee Liabilities.

(c)            Notwithstanding anything to the contrary in this Agreement, the SPGI Group shall be responsible for all severance and other termination-related payments (including any payments during any “no longer required (NLR)” period) in respect of any Former SpinCo Employees, and such amounts shall constitute SPGI Retained Employee Liabilities.

Article 4
Plans

Section 4.01.         General; Plan Participation.

(a)            Except as otherwise expressly provided in this Agreement or mutually agreed by the Parties, effective as of 12:01 a.m., Eastern Time, on the Benefits Commencement Date, (i)(A) the applicable SpinCo Participants shall cease any participation in and benefit accrual under the SPGI Plans and (B) the applicable members of the SpinCo Group shall cease to be participating employers under the SPGI Plans and shall have no further obligations with respect to any SPGI Plans and (ii) to the extent applicable, (A) the applicable SPGI Participants shall cease any participation in and benefit accrual under the SpinCo Plans and (B) the applicable members of the SPGI Group shall cease to be participating employers under the SpinCo Plans and shall have no further obligations with respect to any SpinCo Plans.

(b)            Subject to and in accordance with the terms of this Agreement, to the extent necessary to comply with its obligations under this Agreement, any other Ancillary Agreement or Applicable Law, SpinCo or a member of the SpinCo Group shall adopt, or cause to be adopted, the SpinCo Plans for the benefit of SpinCo Participants to be effective from and after the Benefits Commencement Date. For the avoidance of doubt, any costs or expenses incurred prior to the Benefits Commencement Date in connection with the design, establishment and adoption of any SpinCo Plans shall constitute SPGI Retained Employee Liabilities, provided that, for the sake of clarity, any and all expenses relating to the maintenance or administration or expenses in the ordinary course of business of the SpinCo Plans (whether incurred before, on or after the Benefits Commencement Date) shall constitute SpinCo Assumed Employee Liabilities.

(c)            Except as otherwise set forth in this Agreement or mutually agreed by the Parties, the Parties shall take all actions necessary to effectuate the provisions of this Section 4.01 and to cause (i) the applicable SpinCo Group member to have in effect the applicable SpinCo Plans no later than the Benefits Commencement Date, (ii) the applicable SpinCo Group member to assume or retain all Liabilities with respect to each SpinCo Plan and the applicable SPGI Group member to assume or retain all Liabilities with respect to each SPGI Plan, in each case, effective no later than the Distribution Date and (iii) all assets of any SpinCo Plan to be transferred to or retained by the applicable SpinCo Group member in the applicable jurisdiction and all assets of any SPGI Plan to be transferred to or retained by the applicable SPGI Group member in the applicable jurisdiction, in each case, effective no later than the Distribution Date.

(d)            For the avoidance of doubt, any requirement in this Agreement that the SpinCo Group will have established any applicable SpinCo Plan effective as of the Benefits Commencement Date, or that any SpinCo Participant shall commence participation in any SpinCo Plan effective as of the Benefits Commencement Date, in each case shall be subject to the terms of the applicable SpinCo Plan.

Section 4.02.         Service Credit.

(a)            From and after the Benefits Commencement Date, to the extent permitted by Applicable Law, for purposes of determining eligibility to participate, vesting and benefit accrual under any SpinCo Plan in which a SpinCo Employee is eligible to participate on and following the Benefits Commencement Date, such SpinCo Employee’s service with any member of the SPGI Group or the SpinCo Group, as the case may be, prior to the Benefits Commencement Date shall be treated as service with the SpinCo Group, to the extent recognized by the SPGI Group or the SpinCo Group, as applicable, under an analogous SPGI Plan or SpinCo Plan, as applicable, prior to the Benefits Commencement Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits.

(b)            SpinCo shall, or shall cause a member of the SpinCo Group to, recognize prior service to the SPGI Group or the SpinCo Group for purposes of retirement eligibility under any SpinCo Plan (including, without limitation, the SpinCo Equity Plan), provided that SpinCo or a member of the SpinCo Group may determine, in its sole discretion, any additional conditions upon which any SpinCo Employee becomes retirement eligible under any SpinCo Plan; provided, however, that SPGI Awards converted to SpinCo RSUs pursuant to Article 8 shall remain subject to the existing terms and conditions (including vesting (excluding performance-vesting) and forfeiture conditions) as applicable to the corresponding SPGI Award as of immediately prior to the Distribution.

(c)            Notwithstanding anything to the contrary herein, unless otherwise required by Applicable Law, the SpinCo Plans covering New SpinCo Employees or any other individual who is externally hired by a member of the SpinCo Group following the Benefits Commencement Date (including any employee of the SPGI Group who applies for a position with the SpinCo Group after the Benefits Commencement Date) (which, for the avoidance of doubt, does not include any Delayed Transfer SpinCo Employees) will not be required to recognize such employee’s prior service with the SPGI Group (if any).

Section 4.03.         SpinCo EOR Plans. Notwithstanding anything to the contrary in this Agreement, any obligation of the SpinCo Group under Articles 4 or 6 of this Agreement with respect to any SpinCo Plan that is sponsored or maintained by a SpinCo EOR shall be limited to making commercially reasonable efforts to satisfy such obligation.

Article 5
Retirement Plans and Deferred Compensation Plans

Section 5.01.         401(k) Plan.

(a)            Effective as of the Benefits Commencement Date, SpinCo or another member of the SpinCo Group will adopt the SpinCo 401(k) Plan.

(b)            From and after the Benefits Commencement Date, the applicable member of the SpinCo Group shall be responsible for the administration of the SpinCo 401(k) Plan. From and after the Benefits Commencement Date, no member of the SPGI Group shall have any Liability or obligation (including any administration obligation) with respect to the SpinCo 401(k) Plan or any member of the SpinCo Group with respect to the SpinCo 401(k) Plan. A member of the SpinCo Group will be solely responsible for taking all necessary, reasonable and appropriate actions (including the submission of the SpinCo 401(k) Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the SpinCo 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(c)            Effective as of the Benefits Commencement Date, each SpinCo Participant who participates in the SPGI 401(k) Plans immediately prior to such date will (i) cease participation in the SPGI 401(k) Plans and (ii) become eligible to participate in the SpinCo 401(k) Plan. For the avoidance of doubt, all employee deferrals and employer contributions with respect to such SpinCo Participants will be made to the SpinCo 401(k) Plan on and following the Benefits Commencement Date.

(d)            On or as soon as reasonably practicable following the Benefits Commencement Date (but not later than 180 days thereafter), the account balances and related participant loans of all SpinCo Participants who are participants in the SPGI 401(k) Plan as of immediately prior to the Benefits Commencement Date and any associated Liabilities will be transferred from the SPGI 401(k) Plans to the SpinCo 401(k) Plan via a trust-to-trust transfer. The transfer of assets will be in cash or in kind (as determined by SPGI) and will be made in accordance with Applicable Law, including the Code and ERISA. Effective as of and following the time in which the applicable trust-to-trust transfer is complete, SpinCo and/or the SpinCo 401(k) Plan shall assume all Liabilities of SPGI under the SPGI 401(k) Plan with respect to all applicable participants in the SPGI 401(k) Plan whose account balances and loans were transferred to the SpinCo 401(k) Plan pursuant to this Section 5.01(d) and SPGI and the SPGI 401(k) Plan shall have no Liabilities to provide such participants with benefits under the SPGI 401(k) Plan following such transfer.

(e)            Effective as of the Benefits Commencement Date, with respect to SpinCo Participants who become eligible to participate in the SpinCo 401(k) Plan as of the Benefits Commencement Date in accordance with Section 5.01(c) (other than any Delayed Transfer SpinCo Employees), to the extent deemed appropriate and desirable by SpinCo, the Parties will cooperate in good faith to cause the SpinCo 401(k) Plan to recognize and maintain such SpinCo Participant’s elections, including investment, deferral and payment form elections, beneficiary designations and the rights of alternate payees under qualified domestic relations orders in effect under the SPGI 401(k) Plans as of immediately prior to the Benefits Commencement Date, subject to the terms of the SpinCo 401(k) Plan and Applicable Law.

(f)            All contributions to be made to the SPGI 401(k) Plan with respect to employee deferrals and employer contributions for SpinCo Participants who are participants in the SPGI 401(k) Plan (other than any Delayed Transfer SpinCo Employees) as of immediately prior to the Benefits Commencement Date that relate to a time period ending on or prior to the Benefits Commencement Date, determined in accordance with the terms and provisions of the SPGI 401(k) Plan and Applicable Law, shall be the responsibility of SPGI under the SPGI 401(k) Plan. Without limiting the generality of the immediately preceding sentence, (i) with respect to any 2026 profit sharing contribution to be made under the SPGI 401(k) Plan relating to any SpinCo Participants who are participants in the SPGI 401(k) Plan as of immediately prior to the Benefits Commencement Date, the amount of such 2026 profit sharing contribution shall be (A) determined by SPGI in its sole discretion on a pro rata basis through the Benefits Commencement Date and (B) paid by SPGI under such SPGI 401(k) Plan on such date as mutually agreed by the Parties, (ii) the account balances of all SpinCo Participants who are participants in the SPGI 401(k) Plans as of immediately prior to the Benefits Commencement Date shall be fully vested, and (iii) any required true-up with respect to employer matching contributions for SpinCo Participants who are participants in the SPGI 401(k) Plan as of immediately prior to the Benefits Commencement Date shall be completed prior to the applicable trust-to-trust transfer described in this Section 5.01.

(g)            The Parties shall cooperate in good faith to determine the treatment of any contributions to be made to a SPGI 401(k) Plan or the SpinCo 401(k) Plan, as applicable, with respect to employee deferrals, matching contributions and employer contributions for Delayed Transfer SpinCo Employees, relating to a time period ending on or prior to the applicable Delayed Transfer Date.

(h)            Prior to the Benefits Commencement Date, the Parties shall cooperate in good faith to determine the allocation (if any) between the SPGI 401(k) Plan and the SpinCo 401(k) Plan of the forfeiture account balance under the SPGI 401(k) Plan outstanding as of immediately prior to the Benefits Commencement Date and, to the extent applicable, the mechanics for transferring the applicable allocable portion of such account from the SPGI 401(k) Plan to the SpinCo 401(k) Plan.

Section 5.02.         Non-U.S. Defined Contribution Plans.

(a)            Without limiting the generality of Article 10 and subject to Applicable Law or as may otherwise be mutually agreed by the Parties:

(i)            as of the Benefits Commencement Date, contributions by or in respect of each Non-U.S. SpinCo Participant to any Non-U.S. SPGI Defined Contribution Plan shall cease, in each case in accordance with, and subject to, the terms of the applicable Non-U.S. SPGI Defined Contribution Plan; and

(ii)            as of, or as soon as practicable following, the Benefits Commencement Date, all insurance contracts and assets associated with Non-U.S. SpinCo Participants who participate in any Non-U.S. SPGI Defined Contribution Plan shall, to the extent required by the terms of the applicable Non-U.S. SPGI Defined Contribution Plan or Applicable Law, be transferred to the applicable Non-U.S. SpinCo Defined Contribution Plan in accordance with, and subject to, the terms of the applicable Non-U.S. SPGI Defined Contribution Plan and the applicable Non-U.S. SpinCo Defined Contribution Plan.

(b)            Without limiting the generality of Section 5.02(a), from and after the Benefits Commencement Date, subject to Applicable Law, the SPGI Group shall have no Liability in respect of any Non-U.S. SpinCo Participant’s participation in any Non-U.S. SpinCo Defined Contribution Plan and no such Liability shall be treated as a SPGI Retained Employee Liability.

Section 5.03.         Non-Qualified Deferred Compensation Plans. Effective as of the Benefits Commencement Date, all Liabilities relating to SpinCo Participants under the S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement, as amended and restated as of January 1, 2023 (as amended), (the “401(k) Supplement”), shall be transferred to SpinCo (such transferred portion of the 401(k) Supplement, the “SpinCo 401(k) Supplement”). SpinCo shall assume responsibility for the administration and payment of benefits under the SpinCo 401(k) Supplement in accordance with its terms; provided, that no distribution thereunder shall be triggered solely as a result of the Distribution or the transfer of Liabilities described in this Section 5.03(c).

Section 5.04.        Indian Gratuity. As of, or as soon as practicable following, the Benefits Commencement Date, the SPGI Group shall take commercially reasonable steps to transfer the Indian gratuity accumulations associated with the Non-U.S. SpinCo Participants in India, together with their gratuity liabilities, from SPGI Group’s gratuity trust to SpinCo Group’s gratuity trust in accordance with, and subject to, the terms of the applicable gratuity trusts and Applicable Law.

Article 6
Health and Welfare Benefit Plans; Paid Time Off

Section 6.01.         Health and Welfare Benefit Plans.

(a)            Except as may be otherwise mutually agreed between the Parties, effective as of 12:01 a.m., Eastern Time, on the Benefits Commencement Date, SpinCo or another member of the SpinCo Group shall provide all health and welfare benefits under SpinCo H&W Plans to SpinCo Participants and, to the extent necessary, establish certain SpinCo H&W Plans having terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to the terms and features of the corresponding SPGI H&W Plans in which such SpinCo Participants participated prior to the Benefits Commencement Date.

(b)            Without limiting the generality of Section 4.01, (i) effective as of the Benefits Commencement Date, SpinCo Participants shall cease to actively participate in the SPGI H&W Plans and (ii) effective as of the Benefits Commencement Date, SpinCo shall cause SpinCo Participants to be enrolled in and covered by each SpinCo H&W Plan in accordance with each SpinCo Participant’s participation elections and designations (including coverage and contribution elections and beneficiary designations, continuation coverage and conversion elections) made prior to the Benefits Commencement Date.

(c)            Subject to the terms of the applicable SpinCo H&W Plan and to the extent permitted by Applicable Law, SpinCo shall use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to SpinCo Participants under any SpinCo H&W Plan in which any such SpinCo Participant may be eligible to participate on or after the Benefits Commencement Date to the extent that such conditions, exclusions and waiting periods are not applicable to or had been previously satisfied by any such SpinCo Participant under the corresponding SPGI H&W Plans and (ii) credit SpinCo Participants under any applicable SpinCo H&W Plan for any coinsurance or deductibles paid under any corresponding SPGI H&W Plan prior to the date such SpinCo Participant becomes a participant in such applicable SpinCo H&W Plan, if any, with respect to the calendar year in which such participation commences. Such credit, if any, shall be given for the purpose of satisfying any applicable coinsurance or deductible requirements under any of the applicable SpinCo H&W Plans in which such SpinCo Participant is eligible to participate after the Benefits Commencement Date.

(d)            Neither the transfer nor other movement of employment or service from any member of the SPGI Group to any member of the SpinCo Group or from any member of the SpinCo Group to the SPGI Group, as the case may be, at any time before the Benefits Commencement Date shall constitute or be treated as a “status change” under the SPGI H&W Plans or the SpinCo H&W Plans.

Section 6.02.         Health and Welfare Benefit Plan Claims.

(a)            Except as otherwise expressly provided in this Agreement, (i) all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by any SpinCo Participant under the SPGI H&W Plans shall remain Liabilities of the SPGI Group and shall be deemed to be SPGI Retained Employee Liabilities and (ii) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by any SpinCo Participant under the SpinCo H&W Plans shall be Liabilities of the SpinCo Group, and no portion of such Liabilities shall be treated as a SPGI Retained Employee Liability.

(b)            Notwithstanding anything to the contrary in Section 2.01 or Section 6.02(a), any long-term disability Liabilities in respect of individuals who are SpinCo Inactive Employees as of the Employment Transfer Date shall be retained or assumed by the respective SPGI H&W Plans and no portion of the Liability shall be treated as a SpinCo Assumed Employee Liability.

(c)            For purposes of Section 6.02(a), (i) a medical, dental or vision benefit claim shall be “incurred” when the relevant service is provided or item purchased, (ii) life insurance, accidental death and dismemberment and business travel accident insurance claims shall be “incurred” upon the occurrence of the event giving rise to such claim and (iii) other benefit claims shall be “incurred” when any relevant benefit or payment is required to be provided or paid to the SpinCo Participant or SPGI Participant, as applicable, regardless of the time of the circumstance or event giving rise to such claims.

Section 6.03.         Flexible Spending Accounts. As of the Benefits Commencement Date, the account balances of each SpinCo Employee under the SPGI FSAs shall be transferred to a flexible spending account plan qualified under Section 125 of the Code established or designated by the SpinCo Group, and the SpinCo Group shall be responsible for the obligations of the SPGI FSAs to provide benefits to the SpinCo Employees with respect to such transferred account balances on or after the Benefits Commencement Date. Each SpinCo Employee shall be permitted to continue to have payroll deductions made as most recently elected by such SpinCo Employee under the SPGI FSAs.

Section 6.04.         Workers’ Compensation Liabilities. Notwithstanding anything to the contrary in the Separation Agreement, from and after the Employment Transfer Date, all workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any SpinCo Participant that results from an accident or an occupational disease shall be assumed by SpinCo and shall constitute SpinCo Assumed Employee Liabilities. To the extent that a member of the SPGI Group receives an invoice for a covered expense with respect to such SpinCo Assumed Employee Liabilities, the applicable member of the SpinCo Group shall be responsible for paying such invoice or, if paid by a member of the SPGI Group, shall reimburse such member of the SPGI Group for such amount. Without limiting the generality of the foregoing, to the extent any workers’ compensation claim relates to, arises out of or results from any act, circumstance, occurrence or incident that arises prior to the Employment Transfer Date and relates to the SpinCo Business, and such claim is discovered after the Employment Transfer Date but is potentially covered by an SPGI Insurance Policy written on an “occurrence” basis in effect prior to the Employment Transfer Date, the provisions of Section 4.11(b) of the Separation Agreement shall apply to and govern the rights and obligations of the Parties with respect to such workers’ compensation claim.

Section 6.05.         Paid Time Off. Except as otherwise required by Applicable Law or specified in a SpinCo Employee’s employment contract, any vacation, holiday, sick leave, paid time off, floating holidays, personal days and other paid time off with respect to SpinCo Participants shall be treated in accordance with Schedule V hereto.

Section 6.06.         COBRA.

(a)            The SPGI Group shall administer the SPGI Group’s compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the SPGI H&W Plans with respect to (i) Former SpinCo Employees and (ii) SpinCo Participants who incur a COBRA “qualifying event” occurring before the Benefits Commencement Date, and any Liabilities related thereto shall constitute SPGI Retained Employee Liabilities.

(b)            SpinCo shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at SpinCo’s expense, compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the SpinCo H&W Plans with respect to SpinCo Participants who incur a COBRA “qualifying event” that occurs at any time on or after the Benefits Commencement Date.

(c)            The Parties intend and agree that neither the Contribution, the Distribution, nor any assignment, transfer or continuation of the employment of any employee prior to the Distribution Date as contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement shall constitute a COBRA “qualifying event” for any purpose of COBRA, and the Parties shall cooperate in good faith to give effect to such intent.

Article 7
Cash Incentive Compensation; Long-Term Cash Awards

Section 7.01.         Annual Cash Bonuses. No later than the Distribution Date (or, if earlier, the Employment Transfer Date), SpinCo and/or the members of the SpinCo Group shall assume any cash bonus or other cash short-term incentive plans for calendar year 2026 exclusively relating to SpinCo Participants (including Delayed Transfer SpinCo Employees) and SpinCo Participants will remain eligible to receive a cash bonus with respect to calendar year 2026 in accordance with the terms of such plans based on actual achievement of the applicable performance goals through the end of such performance year, which may be adjusted in good faith to reflect SpinCo as a separate company, as determined by SpinCo.

Section 7.02.         Commission Plans. No later than the Distribution Date (or, if earlier, the Employment Transfer Date), SpinCo and/or members of the SpinCo Group shall assume any outstanding commission plans or arrangements to the extent exclusively relating to SpinCo Participants (including with respect to Delayed Transfer SpinCo Employees).

Section 7.03.         Long-Term Cash Awards. No later than the Distribution Date (or, if earlier, the Employment Transfer Date), SpinCo and/or the members of the SpinCo Group shall assume any outstanding long-term cash awards held by SpinCo Participants (including with respect to Delayed Transfer SpinCo Employees), and such awards shall remain subject to the same terms and conditions (including vesting and payment schedules) as applied as of immediately prior to the Distribution.

Article 8
Treatment of Outstanding Equity Incentive Awards

Section 8.01.         Restricted Stock Units.

(a)            Effective as of immediately prior to the Distribution, on the Distribution Date:

(i)            Each SPGI RSU (whether vested (but not yet settled) or unvested) that is (A) outstanding as of immediately prior to the Distribution and (B) held by a SpinCo Participant (other than a Former SpinCo Employee), including any Delayed Transfer SpinCo Employee, shall be converted into an award of time-based restricted stock units with respect to SpinCo Common Stock (“SpinCo RSUs”), with the number of shares of SpinCo Common Stock subject to such SpinCo RSU being determined by multiplying (1) the number of shares of SPGI Common Stock subject to the corresponding SPGI RSU immediately prior to the Distribution by (2) the SpinCo Concentration Ratio, rounded [●] to the nearest whole share of SpinCo Common Stock, and each such SpinCo RSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules) as applied to the corresponding SPGI RSU as of immediately prior to the Distribution; provided, for the avoidance of doubt, that such SpinCo RSUs shall constitute SpinCo Assumed Employee Liabilities; and

(ii)            each SPGI RSU (whether vested (but not yet settled) or unvested) that is (A) outstanding as of immediately prior to the Distribution and (B) held by a SPGI Participant or Former SpinCo Employee shall be converted into an award of adjusted SPGI RSUs (the “Adjusted SPGI RSUs”), with the number of shares of SPGI Common Stock subject to such Adjusted SPGI RSU being determined by multiplying (1) the number of shares of SPGI Common Stock subject to the corresponding SPGI RSU immediately prior to the Distribution by (2) the SPGI Concentration Ratio, rounded [●] to the nearest whole share of SPGI Common Stock (the “SPGI RSU Adjustment Formula”), and each such Adjusted SPGI RSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding SPGI RSU as of immediately prior to the Distribution.

Section 8.02.         Performance Share Units.

(a)            Effective as of immediately prior to the Distribution, on the Distribution Date:

(i)            Each SPGI PSU (whether vested (but not yet settled) or unvested) that is (A) outstanding as of immediately prior to the Distribution and (B) held by a SpinCo Participant (other than a Former SpinCo Employee), including any Delayed Transfer SpinCo Employee, shall be converted into an award of SpinCo RSUs, with the number of shares of SpinCo Common Stock subject to such SpinCo RSU being determined by multiplying (1) the number of shares of SPGI Common Stock subject to the corresponding SPGI PSU immediately prior to the Distribution based on (x) with respect to SPGI PSUs granted prior to 2026, actual performance through the Distribution Date (as determined by the SPGI Compensation Committee or the SPGI Board in a manner consistent with [●]) and (y) with respect to SPGI PSUs granted in 2026, target performance, by (2) the SpinCo Concentration Ratio, rounded [●] to the nearest whole share of SpinCo Common Stock, and each such SpinCo RSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules, provided that any performance vesting conditions shall be waived) as applied to the corresponding SPGI PSU as of immediately prior to the Distribution; provided, for the avoidance of doubt, that such SpinCo RSUs shall constitute SpinCo Assumed Employee Liabilities; and

(ii)            each SPGI PSU (whether vested (but not yet settled) or unvested) that is (A) outstanding as of immediately prior to the Distribution and (B) held by a SPGI Participant or Former SpinCo Employee shall be converted into an award of adjusted SPGI PSUs (the “Adjusted SPGI PSUs”), with the number of shares of SPGI Common Stock subject to such Adjusted SPGI PSU being determined by multiplying (1) the number of shares of SPGI Common Stock subject to the corresponding SPGI PSU immediately prior to the Distribution by (2) the SPGI Concentration Ratio, rounded [●] to the nearest whole share of SPGI Common Stock (the “SPGI PSU Adjustment Formula”), and each such Adjusted SPGI PSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding SPGI PSU as of immediately prior to the Distribution (taking into account any adjustment of performance goals to account for the Distribution).

Section 8.03.         Deferred Stock Units. Effective as of immediately prior to the Distribution, on the Distribution Date, each SPGI DSU (whether vested (but not yet settled) or unvested) that is outstanding as of immediately prior to the Distribution shall be converted into an award of adjusted SPGI DSUs (the “Adjusted SPGI DSUs”), with the number of shares of SPGI Common Stock subject to such Adjusted SPGI DSU being determined by multiplying (1) the number of shares of SPGI Common Stock subject to the corresponding SPGI DSU immediately prior to the Distribution by (2) the SPGI Concentration Ratio, rounded [●] to the nearest whole share of SPGI Common Stock, and each such Adjusted SPGI DSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding SPGI DSU as of immediately prior to the Distribution.

Section 8.04.         Stock Options. Effective as of immediately prior to the Distribution, on the Distribution Date, each SPGI Option (whether vested (but not yet settled) or unvested) that is outstanding as of immediately prior to the Distribution shall be converted into an award of adjusted SPGI Options (the “Adjusted SPGI Options”, and together with the Adjusted SPGI RSUs, Adjusted SPGI PSUs and Adjusted SPGI DSUs, the “Adjusted SPGI Awards”), with (a) the number of shares of SPGI Common Stock subject to such Adjusted SPGI Option being determined by multiplying (i) the number of shares of SPGI Common Stock subject to the corresponding SPGI Option immediately prior to the Distribution by (ii) the SPGI Concentration Ratio, rounded down to the nearest whole share of SPGI Common Stock, and (b) the exercise price applicable to such Adjusted SPGI Option being determined by dividing (i) the exercise price applicable to the corresponding SPGI Option immediately prior to the Distribution by (ii) the SPGI Concentration Ratio, rounded up to the nearest penny, and each such Adjusted SPGI Option shall otherwise remain subject to the same terms and conditions (including vesting and exercise terms) as applied to the corresponding SPGI Option as of immediately prior to the Distribution.

Section 8.05.         Miscellaneous Terms and Actions; Tax Reporting and Withholding.

(a)            Effective on or before the Distribution Date, SpinCo shall adopt an equity incentive compensation plan for the benefit of eligible SpinCo Participants (as may be amended from time to time and together with any successor plan, the “SpinCo Equity Plan”). Prior to the Distribution Date, each of the Parties shall take any actions necessary to give effect to the transactions contemplated by this Article 8, including, in the case of SpinCo, the reservation, issuance and listing of shares of SpinCo Common Stock as is necessary to effectuate the transactions contemplated by this Article 8. From and after the Distribution Date, (i) SpinCo shall retain the SpinCo Equity Plan and all Liabilities thereunder shall constitute SpinCo Assumed Employee Liabilities and (ii) SPGI shall retain the SPGI Equity Plans and all Liabilities thereunder shall constitute SPGI Retained Employee Liabilities. From and after the Distribution Date, (A) all Adjusted SPGI Awards, regardless of by whom held, shall be granted under and subject to the terms of the SPGI Equity Plans and shall be settled by SPGI and (B) all SpinCo RSUs, regardless of by whom held, shall be granted under and subject to the terms of the SpinCo Equity Plan and shall be settled by SpinCo.

(b)            From and after the Distribution, for purposes of the SPGI Awards converted into SpinCo RSUs or Adjusted SPGI Awards pursuant to this Article 8, (i) a SpinCo Employee’s employment with or service to any member of the SpinCo Group and/or SPGI Group, as applicable, shall be treated as employment with and service to the SpinCo Group and/or the SPGI Group, as applicable, (ii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such Adjusted SPGI Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the SPGI Equity Plans or award agreements applicable to the holder of such Adjusted SPGI Award and (iii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such SpinCo RSUs shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the SpinCo Equity Plan or award agreement applicable to the holder of such SpinCo RSU.

(c)            From and after the Distribution, (i) any reference to a “change in control,” “change of control” or similar term applicable to any Adjusted SPGI Award contained in any applicable award agreement, employment or services agreement or the SPGI Equity Plans shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in such award agreement, employment or services agreement or the SPGI Equity Plans (an “SPGI Change in Control”) and (ii) any reference to a “change in control,” “change of control” or similar term applicable to any SpinCo RSU contained in any applicable award agreement, employment or services agreement or the SpinCo Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in the SpinCo Equity Plan (a “SpinCo Change in Control”).

(d)            For the avoidance of doubt, except as expressly provided in this Article 8 or Section 11.05, neither the Contribution, the Distribution nor any assignment, transfer or continuation of the employment or service of employees or directors as contemplated by Article 3 shall be (i) deemed a termination of employment or service of any SpinCo Participant or SPGI Participant for purposes of any SPGI Award or SpinCo RSU or (ii) treated as a SPGI Change in Control or SpinCo Change in Control for purposes of the SPGI Equity Plans or the SpinCo Equity Plan, respectively, any applicable award agreements for a SPGI Award, Adjusted SPGI Award or SpinCo RSU outstanding thereunder, or any other applicable employment- or service-related agreement. Without limiting the generality of the foregoing, each SPGI Award and Adjusted SPGI Award is hereby, without any further action, deemed to be amended to reflect the intent described in clause (i) and (ii) of this Section 8.05(d), provided that, to the extent SPGI determines it is necessary or desirable, each award agreement for a SPGI Award or Adjusted SPGI Award, as the case may be, may be formally amended to expressly clarify the intent described in clause (i) and (ii) of this Section 8.05(d); provided that such amendment shall not modify any other terms or conditions of the applicable award agreement unless otherwise required by the SPGI Equity Plans or the award agreements granted thereunder.

(e)            Unless otherwise required by Applicable Law, (i) the applicable member of the SpinCo Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of SpinCo Participants relating to any SpinCo RSUs held by any SpinCo Participant (other than a Former SpinCo Employee) and, to the extent such obligations have already been satisfied by the applicable member of the SPGI Group, shall reimburse such member of the SPGI Group for the cost of such obligations, and (ii) subject to Section 8.05(f), the applicable member of the SPGI Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of SPGI Participants and SpinCo Participants (including Former SpinCo Employees) relating to any Adjusted SPGI Awards.

(f)            The Parties acknowledge and agree that, if and to the extent that a member of the SpinCo Group is determined to be the common law employer with respect to any Adjusted SPGI Award, such member of the SpinCo Group hereby designates the applicable member of the SPGI Group as such SpinCo Group member’s agent for purposes of all applicable withholding, remittance and reporting obligations with respect to such Adjusted SPGI Award.

(g)            Following the Distribution, the applicable member of the SpinCo Group shall be responsible for paying to each SpinCo Participant all amounts payable in respect of the settlement of dividend equivalents on any SpinCo RSUs and the applicable member of the SPGI Group shall be responsible for paying to each SPGI Participant and SpinCo Participant all amounts payable in respect of the settlement of dividend equivalents on any Adjusted SPGI Awards.

(h)            SpinCo shall (i) prepare and file with the Securities and Exchange Commission a registration statement on an appropriate form with respect to the shares of SpinCo Common Stock subject to the SPGI Awards converted into SpinCo RSUs pursuant to this Article 8 and (ii) use its reasonable best efforts to have such registration statement declared effective on or before the occurrence of the adjustments and conversions set forth in this Article 8 and to maintain the effectiveness of such registration statement covering such SpinCo RSUs (and to maintain the current status of the prospectus contained therein) for so long as any such SpinCo RSUs remain outstanding.

(i)            Prior to the Distribution Date, each Party shall take all such steps as may be required to cause any dispositions of SPGI Common Stock (including Adjusted SPGI Awards or any other derivative securities with respect to SPGI Common Stock) or acquisitions of SpinCo Common Stock (including SpinCo RSUs or any other derivative securities with respect to SpinCo Common Stock) resulting from the Distribution or the transactions contemplated by this Agreement or the Separation Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPGI or who are or will become subject to such reporting requirements with respect to SpinCo to be exempt under Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals, if any, who, subsequent to the Distribution Date, are or become subject to the reporting requirements under Section 16(a) of the Exchange Act, as applicable, SpinCo shall administer any SPGI Award converted into a SpinCo RSU pursuant to this Article 8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such converted SPGI Award complied with such rule prior to the Distribution Date.

Article 9
Personnel Records; Payroll and Tax Withholding

Section 9.01.         Personnel Records. To the extent permitted by Applicable Law, each of the SpinCo Group and the SPGI Group shall be permitted by the other to access and retain copies of such records, data and other personnel-related information in any form (“Personnel Records”) as may be necessary or appropriate to carry out their respective obligations under Applicable Law, this Agreement, the Separation Agreement or any of the other Ancillary Agreements and for the purposes of administering their respective employee benefit plans and policies. All Personnel Records shall be accessed, retained, held, used, copied and transmitted in accordance with all Applicable Laws, policies and agreements between the Parties.

Section 9.02.         Payroll; Tax Reporting and Withholding.

(a)            Effective as of no later than the Employment Transfer Date, (i) except as otherwise provided in Section 8.05(f) and subject to Section 8.05(e) of this Agreement, the members of the SpinCo Group (or the applicable SpinCo EOR) shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the SpinCo Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (ii) the members of the SPGI Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the SPGI Employees and for any Liabilities with respect to garnishments of the salary and wages thereof.

(b)            With respect to SpinCo Employees, the Parties shall adopt the “standard procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements) and for purposes of filing IRS Forms W-4 (Employee’s Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate), as described in Revenue Procedure 2004-53.

(c)            Except as set forth in Section 9.02(a), with respect to any wage garnishment, wage attachment, support order, tax levy, or similar court or agency order in effect with SPGI or a member of the SPGI Group as of the Benefits Commencement Date for any SpinCo Employee (collectively, the “SpinCo Employee Garnishment Orders”), SpinCo or a member of the SpinCo Group shall, following the Benefits Commencement Date to the extent notified in writing of such SpinCo Employee Garnishment Order, honor (or, with respect to any SpinCo Employee employed by a SpinCo EOR, shall use commercially reasonable efforts to cause such SpinCo EOR to honor) such payroll deduction authorizations and continue to make payroll deductions and payments to the authorized payee, as specified by the applicable SpinCo Employee Garnishment Order which was on file with the SPGI Group as of immediately prior to the Employment Transfer Date. SPGI or the applicable member of the SPGI Group shall, as soon as practicable after the Employment Transfer Date, provide SpinCo or the applicable member of the SpinCo Group with such information in the SPGI Group’s possession (and not already in the possession of the SpinCo Group) as may be reasonably requested by the SpinCo Group and necessary for the SpinCo Group to make (or cause the applicable SpinCo EOR to make) the payroll deductions and payments to the authorized payee as required by this Section 9.02(e). No later than the Employment Transfer Date, the applicable member of the SPGI Group shall cooperate with the applicable member of the SpinCo Group (or SpinCo EOR, as applicable) in requesting that the applicable Governmental Authority issue a new SpinCo Employee Garnishment Order naming the applicable member of the SpinCo Group (or SpinCo EOR, as applicable) as the employer responsible for complying with such SpinCo Employee Garnishment Orders.

Article 10
Non-U.S. Employees and Employee Plans

Section 10.01.       Special Provisions for Employees and Employee Plans Outside of the United States. From and after the date hereof, to the extent not addressed in this Agreement, the Parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to (a) Non-U.S. SPGI Participants and Non-U.S. SpinCo Participants and (b) employee-, compensation- and benefits-related matters outside of the United States with respect to Non-U.S. SPGI Participants and Non-U.S. SpinCo Participants, including under Non-U.S. SPGI Plans and Non-U.S. SpinCo Plans, which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

Article 11
Delayed Transfer SpinCo Employees

Section 11.01.       General Principles.

(a)            Notwithstanding anything to the contrary herein, except (i) as expressly provided in this Agreement or (ii) as otherwise determined by the Parties to be necessary or appropriate, the Delayed Transfer SpinCo Employees shall be treated consistent with how SpinCo Employees (other than Delayed Transfer SpinCo Employees) are treated under this Agreement, and the provisions relating to such other SpinCo Employees set forth in this Agreement shall apply to the Delayed Transfer SpinCo Employees, mutatis mutandis, in each case to the extent permitted by the applicable Employee Plan and/or Applicable Law, it being understood that with respect to any Delayed Transfer SpinCo Employee, references to “Benefits Commencement Date”, “Employment Transfer Date” and “Distribution Date” in this Agreement, as applicable, shall in each case be deemed to refer to the Delayed Transfer Date.

(b)            Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, each Delayed Transfer SpinCo Employee shall be deemed to be a SpinCo Employee for all purposes of this Agreement, effective as of the Delayed Transfer Date applicable to such Delayed Transfer SpinCo Employee, including for purposes of determining the allocation of Liabilities set forth in Article 2 of this Agreement and plan participation pursuant to Article 4 of this Agreement.

(c)            Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, each Delayed Transfer SpinCo Employee shall continue to be eligible to participate in SPGI Plans until the applicable Delayed Transfer Date, subject to the terms of such SPGI Plans.

(d)            The Parties agree that, to the extent the terms of this Agreement do not expressly prescribe the treatment of any specific compensation or benefits matter (including regarding the treatment of participation in any Employee Plans or the allocation of any Liabilities hereunder) applicable to any Delayed Transfer SpinCo Employee, the Parties will reasonably cooperate in good faith to cause such matter to be treated in a manner consistent with the corresponding treatment provided under this Agreement of such matter as applicable to any SpinCo Employee (or, if no such corresponding treatment is provided under the terms of this Agreement, then such matter shall otherwise be treated in accordance with the general approach and philosophy regarding the allocation of assets and Liabilities under the terms of this Agreement, as expressly set forth in the recitals to this Agreement).

Section 11.02.       401(k)Plan. Notwithstanding anything to the contrary in Section 5.01, to the extent the Parties agree that it is not practicable to treat a Delayed Transfer SpinCo Employee in accordance with Section 5.01, the following provisions shall apply:

(a)            On or as soon as reasonably practicable following the applicable Delayed Transfer Date with respect to such Delayed Transfer SpinCo Employee, such Delayed Transfer SpinCo Employee will be eligible to elect a distribution of his or her account balance under the SPGI 401(k) Plan, including a voluntary “rollover distribution” of such Delayed Transfer SpinCo Employee’s eligible account balance under the SPGI 401(k) Plan (including participant loans) to either the SpinCo 401(k) Plan or an Individual Retirement Account (or, for the avoidance of doubt, such Delayed Transfer SpinCo Employee may otherwise continue to maintain his or her account under the applicable SPGI 401(k) Plan in accordance with the terms of the SPGI 401(k) Plan), as determined by each such Delayed Transfer SpinCo Employee; provided that any portion of such Delayed Transfer SpinCo Employee’s account balance under the SPGI 401(k) Plan to be “rolled over” to the SpinCo 401(k) Plan shall be done in the form of cash except, for the avoidance of doubt, with respect to promissory notes evidencing participant loans. In the event that such Delayed Transfer SpinCo Employee elects to roll over his or her account balance from the SPGI 401(k) Plan to the SpinCo 401(k) Plan, (A) SpinCo shall cause the SpinCo 401(k) Plan to accept such rollover (including participant loans) to the extent permitted by Applicable Law and (B) to the extent such Delayed Transfer SpinCo Employee has an outstanding loan balance under the SPGI 401(k) Plan as of the applicable Delayed Transfer Date, the applicable member of the SPGI Group and the applicable member of the SpinCo Group shall cooperate in good faith to take any and all commercially reasonable efforts needed to permit such Delayed Transfer SpinCo Employee to continue to make scheduled loan payments to the SPGI 401(k) Plan after such date, pending the distribution and rollover of the promissory notes evidencing such participant loans from the SPGI 401(k) Plan to the SpinCo 401(k) Plan, as provided in this Section 11.02(a), so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding participant loans. In connection with the actions contemplated by this Section 11.02(a), the Parties shall cooperate in good faith to determine the treatment of any portion of such Delayed Transfer SpinCo Employee’s account balance under the SPGI 401(k) Plan that is unvested as of immediately prior to the applicable Delayed Transfer Date.

(b)            Such Delayed Transfer SpinCo Employee shall be required to submit new plan elections with the applicable plan administrator in accordance with the terms of the SpinCo 401(k) Plan in connection with their initial participation thereunder.

Section 11.03.       Health and Welfare Benefit Plans. Without limiting the generality of Section 4.01, effective as of the applicable Delayed Transfer Date, SpinCo shall cause Delayed Transfer SpinCo Employees who participate in (or who are otherwise entitled to present or future benefits under) a SPGI H&W Plan as of immediately prior to the applicable Delayed Transfer Date to be enrolled in and covered by a corresponding SpinCo H&W Plan.

Article 12
Restrictive Covenants

Section 12.01.       Non-Solicitation of Employees; Cooperation.

(a)            During the Restricted Period, SpinCo shall not, and shall cause each member of the SpinCo Group not to, solicit or induce, or attempt to solicit or induce, any Covered SPGI Service Provider to terminate his or her employment or service relationship with any member of the SPGI Group; provided that the SpinCo Group shall not be prohibited from (i) soliciting any such individual whose employment or service relationship was involuntarily terminated at least [●] months prior to commencement of such solicitation and (ii) placing public advertisements or conducting any other form of general solicitation (including the use of bona fide search firms or recruiting agencies) that is not specifically targeted toward a Covered SPGI Service Provider.

(b)            During the Restricted Period, SPGI shall not, and shall cause each member of the SPGI Group not to, solicit or induce, or attempt to solicit or induce, any Covered SpinCo Service Provider to terminate his or her employment or service relationship with any member of the SpinCo Group; provided that the SPGI Group shall not be prohibited from (i) soliciting any such individual whose employment or service relationship was involuntarily terminated at least [●] months prior to commencement of such solicitation and (ii) placing public advertisements or conducting any other form of general solicitation (including the use of bona fide search firms or recruiting agencies) that is not specifically targeted toward a Covered SpinCo Service Provider.

(c)            If, during the Restricted Period, any Covered SpinCo Service Provider accepts an offer of employment with the SPGI Group or any Covered SPGI Service Provider accepts an offer of employment with the SpinCo Group (in each case, provided that the acceptance of such offer is not the result of a breach of Sections 12.01(a) or (b)), the Parties shall cooperate in good faith to provide for a mutually beneficial transition period for such service provider’s services.

Article 13
General and Administrative

Section 13.01.       Sharing of Participant Information. Without limiting the generality of any of the provisions of any other Ancillary Agreements, to the maximum extent permitted under Applicable Law, each of SPGI and SpinCo shall, and shall cause each member of the SPGI Group and the SpinCo Group, respectively, to reasonably cooperate with the other Party hereto to (i) share with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the SPGI Plans and the SpinCo Plans, (ii) provide prompt written notification regarding the termination of employment or service of any SpinCo Participant or SPGI Participant to the extent relevant to the administration of a SPGI Plan or SpinCo Plan, (iii) facilitate the transactions and activities contemplated by this Agreement and (iv) resolve any and all employment-related claims regarding SpinCo Participants and SPGI Participants.

Section 13.02.       Cooperation. Each of SPGI and SpinCo shall, and shall cause the members of the SPGI Group and the SpinCo Group, respectively, to reasonably cooperate with the other Party with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement that are not otherwise addressed by this Agreement (including relating to any audits by any Governmental Authorities); provided that nothing herein shall be deemed to require any member of the SpinCo Group to administer any SPGI Plan or to require any member of the SPGI Group to administer any SpinCo Plan, in each case at any time on or following the Distribution Date.

Section 13.03.       Vendor Contracts. Prior to the Distribution Date, the Parties will cooperate in good faith and use reasonable best efforts to (i) negotiate with the current third-party providers to separate and assign to the SpinCo Group or SpinCo Plan or the SPGI Group or SPGI Plan, as applicable, the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, third-party administrator agreement, letter of understanding or arrangement that pertains to one or more SPGI Plans or SpinCo Plans, respectively (each, a “Vendor Contract”), to the extent that such rights or obligations pertain to SpinCo Participants or SPGI Participants, respectively, or, in the alternative, to negotiate with the current third-party providers to provide substantially similar services to a SpinCo Plan or SPGI Plan, respectively, on substantially similar terms under separate contracts with a member of the SpinCo Group or the SpinCo Plans or SPGI Group or the SPGI Plans, respectively, as applicable, and (ii) to the extent permitted by the applicable third-party provider, obtain and maintain pricing discounts or other preferential terms under the applicable Vendor Contracts.

Section 13.04.       Data Privacy. Notwithstanding anything to the contrary herein, the Parties agree that any Applicable Privacy Requirements of the SPGI Group and the SpinCo Group will govern the disclosure and other processing of Personal Information of the SPGI Participants and SpinCo Participants, respectively, by the Parties under this Agreement. Each of SPGI and SpinCo shall ensure that it has in place reasonable technical and organizational security measures designed to protect the Personal Information of the SPGI Participants and SpinCo Participants, respectively.

Section 13.05.       Notices of Certain Events. Each of SpinCo and SPGI shall promptly notify and provide copies to the other of (i) written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or, insofar as they relate to this Agreement, the Separation Agreement and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the SpinCo Group or the SPGI Group, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement or, insofar as they relate to this Agreement, the Separation Agreement; provided that the delivery of any notice pursuant to this Section 13.05 shall not affect the remedies available hereunder to the Party receiving such notice.

Section 13.06.       No Third-Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement or otherwise shall (i) create any obligation on the part of any member of the SpinCo Group or any member of the SPGI Group to retain the employment or services of any current, former or future employee, director or other service provider, (ii) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any current, former or future employee, director or other service provider of any member of the SPGI Group or the SpinCo Group (or any beneficiary or dependent thereof) under this Agreement, the Separation Agreement, any SPGI Plan or SpinCo Plan or otherwise, (iii) preclude SpinCo or any SpinCo Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any SpinCo Plan, any benefit under any SpinCo Plan or any trust, insurance policy or funding vehicle related to any SpinCo Plan (in each case in accordance with the terms of the applicable arrangement), (iv) preclude SPGI or any SPGI Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any SPGI Plan, any benefit under any SPGI Plan or any trust, insurance policy or funding vehicle related to any SPGI Plan (in each case in accordance with the terms of the applicable arrangement) or (v) confer any other rights or remedies (including any third-party beneficiary rights) on any current, former or future employee, director or other service provider of any member of the SPGI Group or the SpinCo Group or any beneficiary or dependent thereof or any other Person, including any SPGI Participants or SpinCo Participants.

Section 13.07.       Fiduciary Matters. The Parties each acknowledge that (i) actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other Applicable Law, (ii) the provisions of this Agreement that relate to such actions are intended to comply with such fiduciary duties or standards and (iii) no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard of conduct. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 13.08.       Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), the Parties shall cooperate in good faith and use commercially reasonable efforts to obtain such consent and, if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

Section 13.09.       Section 409A. The Parties shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A to any SPGI Participant or SpinCo Participant in respect of their benefits under any Employee Plan.

Section 13.10.      Collective Bargaining Agreement and Works Council Obligations. The Parties shall cooperate in good faith and exchange information as reasonably required to satisfy any collective bargaining agreement, works council or similar obligations that arise in connection with the transactions contemplated by this Agreement.

Article 14
Miscellaneous

Section 14.01.       General. The provisions of Section 4.01, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.14 and Article 6 of the Separation Agreement (other than Section 6.06 as it relates to third-party beneficiaries of the Separation Agreement and Section 6.08 as it relates to the governance of employee matters) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

S&P GLOBAL INC.

By:
Name:
Title:

MOBILITY GLOBAL INC.

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]